EXHIBIT 1 - AMENDMENT # 27

     The following is an amendment (“Amendment”) to the Global Custody Agreement dated June 25, 2001, as amended from time to time (the “Agreement”), by and between JPMorgan Chase Bank (previously The Chase Manhattan Bank) (“Bank”) and each open-end management investment company listed on Exhibit 1 thereto (each a “Trust,” collectively “Customer”). This Amendment serves to update the names of the Trusts and certain of their portfolios (each a “Fund”) listed on Exhibit 1. Bank and Customer hereby agree that all of the terms and conditions as set forth in the Agreement are hereby incorporated by reference with respect to the following Trusts and Funds listed below.

Exhibit 1 is hereby amended as follows:

Vanguard Admiral Funds

Vanguard S&P 500 Growth Index Fund Vanguard S&P 500 Value Index Fund Vanguard S&P Mid-Cap 400 Growth Index Fund Vanguard S&P Mid-Cap 400 Index Fund Vanguard S&P Mid-Cap 400 Value Index Fund Vanguard S&P Small-Cap 600 Growth Index Fund Vanguard S&P Small-Cap 600 Index Fund Vanguard S&P Small-Cap 600 Value Index Fund

Vanguard Bond Index Funds

Vanguard Inflation-Protected Securities Fund Vanguard Intermediate-Term Bond Index Fund Vanguard Long-Term Bond Index Fund Vanguard Short-Term Bond Index Fund Vanguard Total Bond Market Index Fund Vanguard Total Bond Market II Index Fund

Vanguard Chester Funds

Vanguard Target Retirement Income Fund Vanguard Target Retirement 2010 Fund Vanguard Target Retirement 2015 Fund Vanguard Target Retirement 2020 Fund Vanguard Target Retirement 2025 Fund Vanguard Target Retirement 2030 Fund Vanguard Target Retirement 2035 Fund Vanguard Target Retirement 2040 Fund Vanguard Target Retirement 2045 Fund Vanguard Target Retirement 2050 Fund Vanguard Target Retirement 2055 Fund Vanguard Target Retirement 2060 Fund

Vanguard Institutional Target Retirement 2010 Fund Vanguard Institutional Target Retirement 2015 Fund

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Vanguard Institutional Target Retirement 2020 Fund Vanguard Institutional Target Retirement 2025 Fund Vanguard Institutional Target Retirement 2030 Fund Vanguard Institutional Target Retirement 2035 Fund Vanguard Institutional Target Retirement 2040 Fund Vanguard Institutional Target Retirement 2045 Fund Vanguard Institutional Target Retirement 2050 Fund Vanguard Institutional Target Retirement 2055 Fund Vanguard Institutional Target Retirement 2060 Fund Vanguard Institutional Target Retirement Income Fund

Vanguard CMT Funds

Vanguard Market Liquidity Fund

Vanguard Fixed Income Securities Funds Vanguard GNMA Fund Vanguard High-Yield Corporate Fund Vanguard Long-Term Investment-Grade Fund Vanguard Ultra-Short-Term Bond Fund

Vanguard Index Funds

Vanguard Growth Index Fund Vanguard Mid-Cap Growth Index Fund Vanguard Mid-Cap Value Index Fund Vanguard Small-Cap Index Fund Vanguard Total Stock Market Index Fund

Vanguard Malvern Funds

Vanguard Short-Term Inflation- Protected Securities Index Fund

Vanguard Scottsdale Funds

Vanguard Short-Term Government Bond Index Fund Vanguard Intermediate-Term Government Bond Index Fund Vanguard Long-Term Government Bond Index Fund Vanguard Short-Term Corporate Bond Index Fund Vanguard Intermediate-Term Corporate Bond Index Fund Vanguard Long-Term Corporate Bond Index Fund Vanguard Mortgage-Backed Securities Index Fund

Vanguard Specialized Funds

Vanguard Dividend Appreciation Index Fund Vanguard Health Care Fund Vanguard Precious Metals and Mining Fund

Vanguard STAR Funds

Vanguard LifeStrategy Conservative Growth Fund

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Vanguard LifeStrategy Growth Fund Vanguard LifeStrategy Income Fund Vanguard LifeStrategy Moderate Growth Fund Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds

Vanguard Tax-Managed Balanced Fund

Vanguard Valley Forge Funds Vanguard Balanced Index Fund

Vanguard Variable Insurance Funds Total Bond Market Index Portfolio

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds

Vanguard International Explorer Fund

Vanguard World Fund

Vanguard Extended Duration Treasury Index Fund Vanguard International Growth Fund

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Bank and each following Customer hereby agree that all of the terms and conditions as set forth in the Agreement except for Sections 2.1 and 2.2 are hereby incorporated by reference with respect to the Trusts and Funds listed below limited to their use of account number P 62749 in Vanguard Directly Managed Securities Lending transactions:

Vanguard Chester Funds
Vanguard PRIMECAP Fund

Vanguard Explorer Fund
Vanguard Explorer Fund

Vanguard Fenway Funds
Vanguard Equity Income Fund
Vanguard PRIMECAP Core Fund

Vanguard Horizon Funds

Vanguard Capital Opportunity Fund Vanguard Global Equity Fund Vanguard Strategic Equity Fund Vanguard Strategic Small-Cap Equity Fund

Vanguard Index Funds

Vanguard Extended Market Index Fund Vanguard 500 Index Fund Vanguard Large-Cap Index Fund Vanguard Mid-Cap Index Fund Vanguard Small Cap Growth Index Fund Vanguard Small Cap Value Index Fund Vanguard Value Index Fund

Vanguard Institutional Index Funds Vanguard Institutional Index Fund

Vanguard Institutional Total Stock Market Index Fund

Vanguard Malvern Funds
Vanguard Capital Value Fund
Vanguard U.S. Value Fund

Vanguard Morgan Growth Fund
Vanguard Morgan Growth Fund

Vanguard Quantitative Funds

Vanguard Growth and Income Fund Vanguard Structured Broad Market Fund Vanguard Structured Large-Cap Equity Fund

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Vanguard Scottsdale Funds Vanguard Explorer Value Fund Vanguard Russell 1000 Index Fund Vanguard Russell 1000 Value Index Fund Vanguard Russell 1000 Growth Index Fund Vanguard Russell 2000 Index Fund Vanguard Russell 2000 Value Index Fund Vanguard Russell 2000 Growth Index Fund Vanguard Russell 3000 Index Fund

Vanguard Specialized Funds

Vanguard Dividend Growth Fund Vanguard Energy Fund Vanguard REIT Index Fund

Vanguard Trustees’ Equity Fund

Vanguard Emerging Markets Select Stock Fund Vanguard International Value Fund

Vanguard Variable Insurance Funds Vanguard Balanced Portfolio Vanguard Capital Growth Portfolio Vanguard Diversified Value Portfolio Vanguard Equity Income Portfolio Vanguard Equity Index Portfolio Vanguard Growth Portfolio Vanguard Mid-Cap Index Portfolio Vanguard REIT Index Portfolio Vanguard Small Company Growth Portfolio Vanguard International Portfolio

Vanguard Whitehall Funds

Vanguard Global Minimum Volatility Fund Vanguard High Dividend Yield Index Fund Vanguard Mid-Cap Growth Fund Vanguard Selected Value Fund

Vanguard Windsor Funds Vanguard Windsor Fund Vanguard Windsor II Fund

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Vanguard World Fund

Vanguard Consumer Discretionary Index Fund Vanguard Consumer Staples Index Fund Vanguard Energy Index Fund Vanguard FTSE Social Index Fund Vanguard Financials Index Fund Vanguard Health Care Index Fund Vanguard Industrials Index Fund Vanguard Information Technology Index Fund Vanguard Materials Index Fund Vanguard Mega Cap Index Fund Vanguard Mega Cap Growth Index Fund Vanguard Mega Cap Value Index Fund Vanguard Telecommunications Services Index Fund Vanguard U.S. Growth Fund Vanguard Utilities Index Fund

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AGREED TO as of April __, 2015 BY: JPMorgan Chase Bank By: Name: Title:	Each Fund Listed on Exhibit 1 By: Name: Jean E. Drabick Title: Assistant Treasurer

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